Exhibit 10
                    AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made this 5th day of March, 2004, among Cybertel Communications Corp., a Nevada corporation ("Cybertel");CORE ENERGY, LLC., a Nevada Limited Liability Corporation ("CORE"); and the Members of CORE as listed on Exhibit A hereto and who will execute and deliver a copy of the Agreement (the "CORE Members").

                      W I T N E S S E T H:

                            RECITALS

          WHEREAS, the respective Boards of Directors of Cybertel and CORE have adopted resolutions pursuant to which Cybertel shall acquire and the CORE Members shall exchange 51% of the outstanding common stock of CORE; and

          WHEREAS, the sole consideration for 51% interest in CORE shall be the exchange of $0.001 par value common stock of Cybertel (which shares are all "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission) as outlined in Exhibit A; and

          WHEREAS, the CORE Members shall acquire in exchange the "restricted securities" of Cybertel in a reorganization within the meaning of Section 368(a)(1)(B), Section 351 or other available sections, laws or rules and regulations of the Internal Revenue Code of 1986, as amended; and

          WHEREAS, Cybertel and CORE are in agreement that the services of Ted Lamare ("Lamare") and George Snider ("Snider") are essential to the operations of CORE;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                            Section 1

                        Exchange of Stock

          1.1 Number of Shares. The CORE Members agree to transfer to Cybertel at the closing (the "Closing") 51% of the outstanding securities of CORE, listed in Exhibit A, which is attached hereto and incorporated herein by reference (the "CORE Securities"), in exchange for 10,000,000 shares of common stock of Cybertel, as outlined in Exhibit A. Taking into account the current outstanding shares of Cybertel's common stock, amounting to approximately 1,690,000,000 shares, there will be approximately 1,700,000,000 outstanding shares of the reorganized Cybertel on the Closing. Based upon a CORE liquidity event (e.g., an IPO, merger or acquisition with a publicly traded company), CORE members will have the right to re-acquire CORE Securities on a fully diluted basis from Cybertel so that CORE members, including others to whom Core may agree to transfer its securities, will own and control seventy five percent (75%) of CORE Securities for a purchase price of $384.62 for each one percent (1%) interest so re-acquired. In no event shall Cybertel's interest in the securities of CORE fall below twenty five percent (25%) upon the re-acquisition of CORE Securities by CORE as contemplated herein. In the case of a spinout Cybertel will assist CORE in becoming a Business Development Company.

          1.2  Funding.   Cybertel shall fund CORE up to $300,000 as
required by the CORE Business Plan, such funding to be mutually agreed upon by the parties and submitted to Cybertel's Board of Directors for approval. Cybertel has agreed to provide $100,000 of this amount on the Closing. This funding will be in the form of a loan and the terms and conditions will be detailed in its own document.

          1.3 Delivery of Certificates by CORE Members. The transfer of the CORE Shares by the CORE Members shall be effected by the delivery to Cybertel at the Closing of stock certificate or certificates representing the transferred shares duly endorsed in blank or accompanied by stock powers executed in blank with all signatures witnessed or guaranteed to the satisfaction of Cybertel and with all necessary transfer taxes and other revenue stamps affixed and acquired at the CORE Members' expense.

          1.4 Further Assurances. At the Closing and from time to time thereafter, the CORE Members shall execute such additional instruments and take such other action as Cybertel may request in order to exchange and transfer clear title and ownership in the CORE Shares to Cybertel.

          1.5 Closing. The Agreement will be deemed to be completed on receipt of the signatures of the CORE Members who own not less than 80% of the outstanding securities, and on the execution and delivery of the Agreement and related Exhibits and consents by CORE and Cybertel.

          1.6 Protection Against Dilution, Etc. In any event, occurring after the date hereof, appropriate adjustment shall be made in the number of outstanding securities of CORE held by CYBERTEL so as to maintain a 51% ownership of any outstanding securities of CORE by CYBERTEL from and after the date hereof including: (a) recapitalization of the Company through a split-up or reverse split of the outstanding shares of the Company Common Stock or the Company Preferred Stock into a greater or lesser number, as the case may be,
(b) declaration of a dividend on the shares of the Company Common Stock or the Company Preferred Stock, payable in shares or other securities of the Company convertible into shares of the Company Common Stock or the Company Preferred Stock or (c) the issuance of any new class of securities until such time as a CORE Liquidity Event.

                            Section 2

          2.1 Closing. The Closing contemplated by Section 1 shall be held at the offices of Cybertel Communications Corporation, on or before ten days following the execution and delivery of this Agreement, unless another place or time is agreed upon in writing by the parties. The Closing may be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                            Section 3

           Representations and Warranties of Cybertel

           Cybertel represents and warrants to, and covenants with, the CORE Members and CORE as follows:

          3.1 Corporate Status. Cybertel is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary. Cybertel is a publicly held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations.

          3.2 Capitalization. The current pre-Agreement authorized capital stock of Cybertel consists of 2,000,000,000 shares of $0.001 par value common voting stock, of which approximately 1,690,000,000 shares are issued and outstanding, all fully paid and non-assessable; and 50,000,000 shares of $0.001 par value preferred stock, 20,000,000 shares issued and outstanding.

         3.3 Financial Statements. The financial statements of Cybertel furnished to the CORE Members and CORE, consisting of audited financial statements for the period ended September 30, 2003, attached hereto as Exhibit C and incorporated herein by reference, are correct and fairly present the financial condition of Cybertel at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit C, which is attached hereto and incorporated herein by reference. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         3.4 Undisclosed Liabilities. Cybertel has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit D.

         3.5 Interim Changes. Since the date of its balance sheets, except as set forth in Exhibit D, there have been no (1) changes in financial condition, assets, liabilities or business of Cybertel which, in the aggregate, have been materially adverse; (2) damages, destruction or losses of or to property of Cybertel, payments of any dividend or other distribution in respect of any class of stock of Cybertel, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or
(3) increases paid or agreed to in the compensation, retirement benefits or other commitments to its employees.

         3.6 Title to Property. Cybertel has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of Cybertel are subject to no mortgage, pledge, lien or encumbrance, except for liens shown therein or in Exhibit D, with respect to which no default exists.

         3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of Cybertel, threatened, against or relating to Cybertel, its properties or business, except as set forth in the September 30, 2003 10Q. Further, no officer, director or person who may be deemed to be an "affiliate" of Cybertel is party to any material legal proceeding which could have an adverse effect on Cybertel (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Cybertel.

         3.8 Books and Records. From the date of this Agreement to the Closing, Cybertel will (1) give to the CORE Members and CORE or their respective representatives full access during normal business hours to all of Cybertel's offices, books, records, contracts and other corporate documents and properties so that the CORE Members and CORE or their respective representatives may inspect and audit them; and (2) furnish such information concerning the properties and affairs of Cybertel as the CORE Members and CORE or their respective representatives may reasonably request.

         3.9 Tax Returns. Cybertel has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

         3.10 Confidentiality. Until the Closing (and thereafter if there is no Closing), Cybertel and its representatives will keep confidential any information which they obtain from the CORE Members or from CORE concerning the properties, assets and business of CORE. If the transactions contemplated by this Agreement are not consummated Cybertel will return to CORE all written matter with respect to CORE obtained by Cybertel in connection with the negotiation or consummation of this Agreement.

         3.11 Corporate Authority. Cybertel has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to the CORE Members and CORE or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by Cybertel's officers and performance thereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of Cybertel.

         3.12 Due Authorization. Execution of this Agreement and performance by Cybertel hereunder have been duly authorized by all requisite corporate action on the part of Cybertel, and this Agreement constitutes a valid and binding obligation of Cybertel and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Cybertel.

         3.13 Environmental Matters. Cybertel has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Cybertel or Cybertel's predecessors. In addition, to the best knowledge of Cybertel, there are no substances or conditions which may support a claim or cause of action against Cybertel or any of Cybertel's current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          3.14 Access to Information Regarding CORE. Cybertel acknowledges that it has been delivered copies of what has been represented to be documentation containing all material information respecting CORE and CORE's present and contemplated business operations, potential acquisitions, management and other factors; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of CORE, and with the legal and accounting firms of CORE, with respect to such documentation; and that to the extent requested, all questions raised have been answered to Cybertel's complete satisfaction.

                            Section 4

        Representations, Warranties and Covenants of CORE
                       and the CORE Members

          CORE and the CORE Members represent and warrant to, and covenant with, Cybertel as follows:

          4.1 Ownership. The CORE Members own the CORE Shares, free and clear of any liens or encumbrances of any type or nature whatsoever, and each has full right, power and authority to convey the CORE Shares owned without qualification.

          4.2 Corporate Status. CORE is a Limited Liability Corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states or foreign countries and provinces in which the nature of CORE's business or the character or ownership of CORE properties makes such licensing or qualification necessary.

          4.3 Capitalization. There are two members of CORE, Lamare and Snider, each owning equal paid up membership interests. Except as otherwise provided herein, there are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any membership interest in CORE.

          4.4 Financial Statements. The financial statements of CORE furnished to Cybertel, consisting of an unaudited balance sheet as of December 31, 2003, and an unaudited Statement of Income for the twelve months ended December 31, 2003, attached hereto as Exhibit E and incorporated herein by reference, are correct and fairly present the financial condition of CORE as of these dates and for the periods involved, and such statements were prepared by management in good faith from the books and records of CORE, and no material change has occurred in the matters disclosed therein, except as indicated in Exhibit F, which is attached hereto and incorporated herein by reference. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

          4.5 Undisclosed Liabilities. CORE has no material liabilities of any nature except to the extent reflected or reserved against in the trial balance sheet, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due, except as set forth in Exhibit F attached hereto and incorporated herein by reference.

          4.6 Interim Changes. Since the date of the trial balance sheet, except as set forth in Exhibit F, there have been no (1) changes in the financial condition, assets, liabilities or business of CORE, in the aggregate, have been materially adverse; (2) damages, destruction or loss of or to the property of CORE, payment of any dividend or other distribution in respect of the capital stock of CORE, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (3) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

          4.7 Title to Property. CORE has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in the trial balance sheet, and the properties and assets of CORE are subject to no mortgage, pledge, lien or encumbrance, except as reflected in the balance sheet or in Exhibit F, with respect to which no default exists.

          4.8 Litigation. There is no litigation or proceeding pending, or to the knowledge of CORE, threatened, against or relating to CORE or its properties or business, except as set forth in Exhibit F. Further, no officer, director or person who may be deemed to be an affiliate of CORE is party to any material legal proceeding which could have an adverse effect on CORE (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to CORE.

          4.9 Books and Records. From the date of this Agreement to the Closing, the CORE Members will cause CORE to (1) give to Cybertel and its representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so that Cybertel may inspect and audit them; and (2) furnish such information concerning the properties and affairs of CORE as Cybertel may reasonably request.

          4.10 Tax Returns. CORE has filed all federal and state income or franchise tax returns required to be filed or has received currently effective extensions of the required filing dates.

          4.11 Confidentiality. Until the Closing (and continuously if there is no Closing), CORE, the CORE Members and their representatives will keep confidential any information which they obtain from Cybertel concerning its properties, assets and business. If the transactions contemplated by this Agreement are not consummated, CORE and the CORE Members will return to Cybertel all written matter with respect to Cybertel obtained by them in connection with the negotiation or consummation of this Agreement.

          4.12 Investment Intent. The CORE Members are acquiring the shares to be exchanged and delivered to them under this Agreement for investment and not with a view to the sale or distribution thereof, and the CORE Members have no commitment or present intention to liquidate the Company or to sell or otherwise dispose of the Cybertel shares. The CORE Members shall execute and deliver to Cybertel on the Closing an Investment Letter attached hereto as Exhibit G and incorporated herein by reference, acknowledging the "unregistered" and "restricted" nature of the shares of Cybertel being received under the Agreement in exchange for the CORE Shares; receipt of certain material information regarding Cybertel; and whereby each is compromising and/or waiving any claims each has or may have against CORE by reason of the purchase of any securities of CORE by each or any of them prior to the Closing of the Agreement.

          4.13 Corporate Authority. CORE has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to Cybertel or its representative at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by its officers and performance thereunder.

          4.14 Due Authorization. Execution of this Agreement and performance by CORE hereunder have been duly authorized by all requisite corporate action on the part of CORE, and this Agreement constitutes a valid and binding obligation of CORE and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of CORE.

          4.15 Environmental Matters. CORE and the CORE Members have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of CORE or its predecessors. In addition, to the best knowledge of CORE, there are no substances or conditions which may support a claim or cause of action against CORE or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

          4.16 Access to Information Regarding Cybertel. CORE and the CORE Members acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting Cybertel and its present and contemplated business operations, potential acquisitions, management and other factors; that they have had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Cybertel, and with the legal and accounting firms of Cybertel, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

                            Section 5

          Conditions Precedent to Obligations of CORE
                      and the CORE Members

          All obligations of CORE and the CORE Members under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

          5.1 Representations and Warranties True at Closing. The representations and warranties of Cybertel contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          5.2 Due Performance. Cybertel shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.


                            Section 6

         Conditions Precedent to Obligations of Cybertel

          All obligations of Cybertel under this Agreement are subject, at Cybertel's option, to the fulfillment, before or at the Closing, of each of the following conditions:

          6.1 Representations and Warranties True at Closing. The representations and warranties of CORE and the CORE Members contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

          6.2 Due Performance. CORE and the CORE Members shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

          6.3 Officers' Certificate. Cybertel shall have been furnished with a certificate signed by the Managing Member of CORE, in such capacity, attached hereto as Exhibit I and incorporated herein by reference, dated as of the Closing, certifying (1) that all representations and warranties of CORE and the CORE Members contained herein are true and correct; and (2) that since the date of the financial statements (Exhibit E), there has been no material adverse change in the financial condition, business or properties of CORE, taken as a whole.

          6.4  Books and Records.  The CORE Members or the Board of
Directors of CORE shall have caused CORE to make available all books and records of CORE, including minute books and stock transfer records; provided, however, only to the extent requested in writing by Cybertel at Closing.

          6.5 Stockholder's Consent. The Agreement will be deemed to be completed on receipt of the signatures of the CORE Members who own not less than 80% of the outstanding securities, and on the execution and delivery of the Agreement and related Exhibits and consents by CORE and Cybertel.

                            Section 7

                           Termination

          Prior to Closing, this Agreement may be terminated (1) by mutual consent in writing; (2) by either the directors of Cybertel or CORE and the CORE Members if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the directors of Cybertel or CORE and the CORE Members if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by the date fixed in Section 2.

                            Section 8

           Employment Agreements for Lamare and Snider

          Core shall enter into employment agreements with Lamare and Snider within 30 days from the date of this Agreement providing for compensation in the amounts set forth in cash flow statements provided to Cybertel in connection with this transaction, which employment agreements shall be for a period of five years, shall provide for a major medical health insurance policy at Core's expense for Lamare only, and for the payment of premiums on life insurance policies for both Lamare and Snider existing as of July 1, 2003.

                            Section 9

                       General Provisions

          9.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

          9.2 Waiver. Any failure on the part of any party hereto to comply with any of Cybertel obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

          9.3 Brokers. Each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Agreement, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by he/she/it.

          9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

               If to Cybertel:     2820 La Mirada, STE H
                                   Vista, California 92081

               With a copy to:

               If to CORE:         2100 24th Street, Suite #5
                                   Bakersfield, California 93301

               Members:            To the addresses listed on the
                                   Counterpart Signature Page attached
                                   hereto.

          9.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          9.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          9.8 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

          9.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.10 Default. In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.

IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the day and year first above written.

                                        CYBERTEL COMMUNICATIONS CORP.


Date:                                   By /s/Richard D. Mangiarelli
     -------------------------          ---------------------------------
                                        Richard D. Mangiarelli, President


                                        CORE ENERGY, LLC


Date:                                   By /s/Ted Lamare
     -------------------------          ---------------------------------
                                        Ted Lamare, Managing Member

              AGREEMENT AND PLAN OF REORGANIZATION
                   COUNTERPART SIGNATURE PAGE


          This Counterpart Signature Page for that certain Agreement and Plan of Reorganization (the "Agreement") dated as of the 4th day of March, 2004, among Cybertel, Communications Corp., a Nevada corporation ("Cybertel"); CORE ENERGY, LLC, a Nevada Limited Liability Company ("CORE"); and the Members of CORE (the "CORE Members"), who are signatories thereto, is executed by the undersigned, an CORE Member as of the date first written above. The undersigned, through execution and delivery of this Counterpart Signature page, intends to be legally bound by the terms of the Agreement. It is also agreed that Ted Lamare and/or George Snider contribute the option they hold in Oil Assets referred to in section 22 of the Agreement dated November 1, 2002 between New Chaparral Petroleum, New Donna Lee and Core Energy (Agreement with Amendments attached) to Core Energy, LLC.




                              /S/ Ted Lamare
                              ----------------------------------
                              Ted Lamare
                              2716 Vista Umbrosa
                              Newport Beach, CA 92660


                              /s/George Snider
                              ----------------------------------
                              George Snider
                              16000 Clarisse St.
                              Bakersfield, CA 93312